Exhibit 99.1

McorpCX, Inc. Announces Adjournment of Annual Meeting to February 8, 2019;

Urges Eligible Stockholders to Vote

San Francisco, CA, (February 5, 2019) -- Customer experience solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) announced today that its annual meeting of stockholders scheduled for February 1, 2019 (the “Annual Meeting”), was convened and adjourned, without any business being conducted, due to lack of the requisite quorum.

The Annual Meeting has been adjourned to 11:00 a.m. (Pacific Time) on Friday February 8, 2019 at the Company’s headquarters located at 201 Spear Street, Suite 1100, San Francisco, California 94105 to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC “) on December 24, 2018.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement.

Only stockholders of record on the December 17, 2018 record date are entitled to and are being requested to vote. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 41.90% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, so consequently stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

The Company encourages all of its stockholders who were stockholders of record on December 17, 2018 to vote and who have not yet voted to do so before February 7, 2019 at 11.59 p.m. (Pacific Time). Stockholders may vote by internet at www.investorvote.com/MCCX, by telephone at 1-800-652-8683, or by returning a properly executed proxy card in the postage pre-paid envelope provided with the proxy card.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov or on the Company’s website at http://investors.mcorp.cx/filings. Stockholders may also request copies of the Company’s proxy statement and other materials free of charge by contacting the Company by telephone at (415) 526-2655, or by mail at 201 Spear Street, Suite 1100, San Francisco, California 94105.

If the number of additional shares of common stock voted at the adjourned Annual Meeting is not sufficient to reach a quorum, the Company intends to adjourn the Annual Meeting again, which may be costly.

About McorpCX

McorpCX (http://mcorp.cx) is a customer experience services company targeting the global Customer Experience Management (CEM) market estimated by marketsandmarkets to grow from USD 5.06 Billion in 2016 to USD 13.18 Billion by 2021. Customers range from Fortune 100 brands to fast-moving mid-market leaders and other customer-centric companies. McorpCX is focused on pursuing value-enhancing growth opportunities for its stockholders.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Investors: ir@mcorp.cx

Website: http://mcorp.cx

Twitter: @McorpCX (https://twitter.com/mcorpcx)

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations as well as the anticipated growth of the Global Customer Experience Management (CEM) market. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.